Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTEGRATED PRODUCTION SERVICES, INC.
     The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 18, 2001, under the name “Saber Energy Services, Inc.” Pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 12, 2002, the name of the corporation was changed to “Integrated Production Services, Inc.”
     Pursuant to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), the name of the corporation is being changed to “Complete Production Services, Inc.” (the “Corporation”).
     This Certificate of Incorporation has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
     This Amended and Restated Certificate of Incorporation shall become effective at 1:00 p.m. EST on September 12, 2005.
     The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
     The name of the Corporation is “Complete Production Services, Inc.”
ARTICLE II
REGISTERED AGENT
     The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
CAPITAL STOCK
     Section 4.1. Authorized Capital Stock. The Corporation shall be authorized to issue 105,000,000 shares of capital stock, consisting of two classes: 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).
     Section 4.2. The authorized shares of Preferred Stock may be issued in one or more series. Subject to any provision made in this Article IV fixing and determining the designations, rights and preferences of any series of Preferred Stock, the Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series, the par value and the designation, powers, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:
     a. the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
     b. the voting powers, if any, and whether such voting powers are full or limited, in such series;
     c. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
     d. whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
     e. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
     f. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;
     g. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;
     h. the provisions, if any, of a sinking fund applicable to such series; and
     i. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).
     Except as required by law, holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.
     Section 4.3. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the members of the Board (the “Directors”) and for all other purposes. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.
ARTICLE V
THE BOARD OF DIRECTORS
     To the extent not provided for in this Certificate of Incorporation, the number, nominations, qualifications, tenure, vacancies and removal of the Directors shall be as set forth in the Bylaws. Election of Directors need not be by written ballot.
     Section 5.1. Number, Election and Terms of Directors. The number of Directors which shall constitute the entire Board shall be fixed from time to time by a majority of the Directors then in office and shall be divided into three classes: Class I, Class II and Class III; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities and Exchange Act of 1934, as amended, the number of Directors which shall constitute the entire Board shall be not less than three. Each Director shall serve for a term ending on the third annual meeting following the annual meeting of stockholders at which such Director was elected; provided, however, that the Directors first elected to Class I shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2005, the Directors first elected to Class II shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2006, and the Directors first elected to Class III shall serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2007. Each Director shall hold office until the annual meeting of stockholders at which such Director’s term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
     At such annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more

Directorships whose terms then expire as Directorships of another class in order to more nearly achieve equality of number of Directors among the classes.
     In the event of any changes in the authorized number of Directors, each Director then continuing to serve shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The Board shall specify the class to which a newly created Directorship shall be allocated.
     Section 5.2. Removal Of Directors. No Director of the Corporation shall be removed from office as a Director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class.
     Section 5.3. Vacancies. Subject to any requirements of law to the contrary, newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.
ARTICLE VI
BYLAWS
     In furtherance and not in limitation of the powers conferred by statute, the Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board in accordance with the Bylaws.
ARTICLE VII
AMENDMENT OF CERTIFICATE OF INCORPORATION
     Except as otherwise provided in this Certificate of Incorporation, the Bylaws or by applicable law, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article IX, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII
DELAWARE ANTITAKEOVER STATUTE
     The provisions of Section 203 of the Delaware General Corporation Law shall not be applicable to the Corporation.
ARTICLE IX
LIMITED LIABILITY OF DIRECTORS
     A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL, as amended from time to time, for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment or repeal.
ARTICLE X
STOCKHOLDER ACTION BY WRITTEN CONSENT
     Prior to the first date (the “Trigger Date”) upon which SCF-IV, L.P., a Delaware limited partnership (“SCF”), is not the holder of record (directly or through its Affiliates, as defined in Article XI hereof) of a majority of the outstanding voting stock of the Corporation entitled to vote generally in the election of Directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.
ARTICLE XI
RENOUNCEMENT OF BUSINESS OPPORTUNITIES
     Section 11.1. Renouncement of Business Opportunities. The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the SCF Group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to an SCF Nominee solely in such person’s capacity as a director or officer of the Corporation or its Subsidiaries and with respect to which no other member of the SCF Group or its Subsidiaries (other than an SCF Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the SCF Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clauses (i) or

(ii) are referred to as a “Renounced Business Opportunity”). No Member of the SCF Group, including any SCF Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any member of the SCF Group may pursue a Renounced Business Opportunity. The Corporation shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Article XI. Nothing in this Article XI shall be construed to allow any Director to usurp a Business Opportunity of the Corporation or its Subsidiaries solely for his or her personal benefit.
     Section 11.2. Consent. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to these provisions.
     Section 11.3. Interpretation.
     As used in this Article XI, the following definitions shall apply:
     (i) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.
     (ii) “Person” means a corporation, partnership, limited liability company, trust, joint venture, unincorporated organization or other legal or business entity.
     (iii) “SCF Group” means SCF IV, L.P., any Affiliate of SCF IV, L.P. (other than the Corporation and its Subsidiaries), any SCF Nominee and any portfolio company in which SCF IV, L.P. has an equity investment of at least 5% of the voting securities (other than the Corporation and its Subsidiaries).
     (iv) “SCF Nominee” means any officer, director, employee or other agent of any member of SCF IV, L.P. or any Affiliate of SCF IV, L.P. (other than the Corporation or its Subsidiaries) who serves as a director (including Chairman of the Board) or officer of the Corporation or its Subsidiaries.
     (v) “Subsidiary” means, with respect to any Person, any other Person the majority of the voting securities or which are owned, directly or indirectly, by such first Person.
     Section 11.4. Amendment. Any proposed amendment to this Article XI shall require the approval of at least 80% of the outstanding voting stock of the Corporation entitled to vote generally in the election of Directors.
     Section 11.5. Term. The provisions of this Article XI shall terminate and be of no further force and effect at such time as no SCF Nominee serves as a director (including Chairman of the Board) or officer of the Corporation or its Subsidiaries.

     IN WITNESS WHEREOF, Integrated Production Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 9th day of September, 2005.

/s/	Brian Moore

Name:	Brian Moore
Title:	President and Chief Executive Officer